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                             JOINT FILING AGREEMENT

     This JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 11th day of May 2004, by and among Schuff Acquisition Corp., an Arizona corporation; David A. Schuff; Scott A. Schuff; the Schuff Family Trust u/t/a dated June 28, 1983, as amended; the David A. Schuff and Nancy A. Schuff Irrevocable Trust u/t/a dated December 31, 1996; the Scott A. Schuff Family Trust u/t/a dated March 12, 1992, as amended; Scott A. Schuff Irrevocable Trust u/t/a dated 12/31/96; and 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership.

     The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Schedule 13E relating to (a) their ownership (direct or otherwise) of any securities of Schuff International, Inc., a Delaware corporation; and (b) the Rule 13e-3 transaction described in that certain Schedule TO filed by SAC with the Securities and Exchange Commission on April 30, 2004, and any and all amendments thereto and any other document relating thereto (collectively, the "Filings") required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                               SCHUFF ACQUISITION CORP., an
                                               Arizona corporation

                                               By:/s/ Scott A. Schuff
                                               ____________________________
                                               Scott A. Schuff, President


                                               /s/ David A. Schuff
                                               ____________________________
                                               David A. Schuff


                                               /s/ Scott A. Schuff
                                               ____________________________
                                               Scott A. Schuff

                                               SCHUFF FAMILY TRUST U/T/A
                                               dated June 28, 1983, as amended

                                               By:/s/ David A. Schuff
                                               _______________________________
                                               David A. Schuff, Trustee


                                               SCOTT A. SCHUFF FAMILY
                                               TRUST U/T/A dated March 12, 1992,
                                               as amended

                                               By:/s/ Scott A. Schuff
                                               _______________________________
                                               Scott A. Schuff, Trustee


                                               SCOTT SCHUFF IRREVOCABLE
                                               TRUST U/T/A dated December 31,
                                               1996

                                               By: Scott A. Schuff
                                               ________________________________
                                               Scott A. Schuff, Trustee


                                               SCHUFF IRREVOCABLE TRUST U/T/A
                                               dated December 31, 1996

                                               By:/s/ David A. Schuff
                                               _______________________________
                                               David A. Schuff, Trustee

                                               19th AVENUE/BUCHANAN LIMITED
                                               PARTNERSHIP, an Arizona limited
                                               partnership

                                               By:/s/ Scott A. Schuff
                                               _________________________________
                                               Scott A. Schuff, General Partner